Exhibit 4

                       PILGRIM AMERICA CAPITAL CORPORATION

                        1998 DIRECTORS' STOCK OPTION PLAN

1. DEFINITIONS.

     As used in this Plan, the following terms have the meanings indicated:

     "Board of Directors" means the board of directors of the Corporation.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Common Stock" means the shares of the common stock (including treasury stock), par value $0.01 per share, of the Corporation.

     "Corporation"  means  Pilgrim  America  Capital  Corporation,   a  Delaware
corporation, and any successor thereto.

     "Disability" means inability of a Participant to perform his or her duties as an Outside Director by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

     "Fair Market Value" means the value of a share of Common Stock on a particular day determined as follows:

          (i) if the shares of Common Stock are listed or admitted to trading on any securities exchange, the fair market value shall be the closing sales price on such day on the New York Stock Exchange or, if the shares are not then listed or admitted to trading on the New York Stock Exchange, on such other securities exchange on which such stock is then listed or admitted to trading or, if no sale takes place on such day on any such exchange, on the next preceding day on which sales occur;

          (ii) if the shares of Common Stock are not then listed or admitted to trading on any securities exchange, the fair market value shall be the closing sales price on such day or, if no sale takes place on such day, on the next preceding day on which sales occur in the over-the-counter market as furnished by the Nasdaq Stock Market, or if the Nasdaq Stock Market at the time is not engaged in the business of reporting such prices, as furnished by any similar firm then engaged in such business and selected by the Board of Directors; or

          (iii) if the shares of Common Stock are not then listed or admitted to trading on a securities exchange or in the over-the-counter market, the fair market value shall be the amount determined by the Board of Directors in a manner consistent with Treasury Regulation ss. 20.2031-2 promulgated under the Code or such other manner prescribed by the Secretary of the Treasury or the Internal Revenue Service.
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     "Outside Director" means a person who is a member of the Board of Directors but is not an employee of the Corporation or any subsidiary of the Corporation.

     "Participant" means an Outside Director, or other person or entity specified in Section 5(f), who is granted a stock option hereunder, together with such Outside Director's, or such other person's or entity's transferees, assigns, and successors.

     "Plan" means this Pilgrim America Capital Corporation 1998 Directors' Stock Option Plan.

     "Rule 16b-3" means Rule 16b-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, and any amendment or successor provision thereto.

2. PURPOSE OF PLAN.

     (a) GENERAL PURPOSE. The purpose of this Plan is to further the interests of the Corporation and its stockholders by providing an incentive based form of compensation to motivate and reward its Outside Directors and promote the best interests and long-term performance of the Corporation by offering such Outside Directors a proprietary interest in its business and an increased personal interest in the continued success and progress of the Corporation.

     (b) TYPES OF AWARDS. The Plan provides for the grant by the Corporation of options to purchase shares of the Corporation's Common Stock. None of the options granted pursuant to this Plan will qualify as Incentive Stock Options, as defined in Section 422 of the Code. It is also intended that grants under this Plan not constitute "Discretionary Transactions" under the requirements of Rule 16b-3. and that any Outside Directors participating hereunder will not be disqualified, because of this Plan, as a "Non-Employee Director" under Rule 16b-3; any provision of this Plan deemed not to be in compliance with the requirements of Rule 16b-3 shall be deemed null and void. This Plan is not intended to preclude the use of Common Stock for other compensation purposes in line with the needs and objectives of the Corporation.

3. STOCK AND MAXIMUM NUMBER OF SHARES SUBJECT TO PLAN.

     (a) DESCRIPTION OF STOCK AND MAXIMUM SHARES ALLOCATED. The stock subject to the provisions of this Plan and issuable upon exercise of options under the Plan are shares of the Corporation's Common Stock, which may be either unissued or treasury shares, as the Board of Directors from time to time may determine. Subject to adjustment as provided in Section 6, the aggregate number of shares of Common Stock covered by the Plan and issuable upon exercise of all options granted hereunder shall be 250,000 shares.

     (b) RESTORATION OF UNPURCHASED Shares. If an option expires or is terminated or surrendered without having been fully exercised, the unpurchased shares of Common Stock subject to the option shall again be available for other options awarded under this Plan.

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4. ELIGIBILITY.  Except as otherwise provided in Section 5(f), stock options may be granted under the Plan only to Outside Directors.

5. STOCK OPTIONS.

     (a) GRANT OF STOCK OPTIONS. On October 1, 1998, each Outside Director then serving shall be granted an option to purchase 15,000 shares of Common Stock and on each October 1 thereafter throughout the term of this Plan, each Outside Director then serving shall be granted an option to purchase 5,000 shares of Common Stock. An Outside Director first elected after October 1, 1998 shall, upon such election, be granted an option to purchase 15,000 shares of Common Stock. In the event insufficient shares are available under this Plan to grant the options specified above to all Outside Directors then serving, the number of shares subject to the granted options shall be adjusted downward such that each Outside Director shall receive an option to purchase the same number of shares as the others without exceeding the number of shares available under this Plan. In the event no shares are available for issuance of options, or if an insufficient number of shares are available for each Outside Director to receive an option for the same number of shares as the others, no options shall be granted at such time. Unless otherwise determined by the Board of Directors, the right to purchase shares pursuant to options granted hereunder shall vest annually in equal portions over a period of three years, and such vesting shall occur on the anniversary of the relevant date of grant of the option. Notwithstanding the terms and conditions of any options granted under this Plan, including without limitation the terms and conditions of an individual agreement executed pursuant to Section 5(d), the earliest time at which the right to purchase shares under any option granted may vest is at the time of approval of this Plan by the stockholders of the Corporation. By accepting an option granted under this Plan, each Participant acknowledges and agrees to the terms, conditions, restrictions and limitations contained in this Plan, including without limitation those contained in the preceding sentence.

     (b) OPTION PRICE. The purchase price of the Common Stock under each option granted hereunder shall be one dollar ($1.00) in excess of the Fair Market Value of the Common Stock on the day of the grant of the option.

     (c) CONTINGENCY OF GRANTS. All grants of options pursuant to Section 5(a) prior to approval of this Plan by the stockholders of the Corporation are subject to such approval as provided in Sections 5(a) and 10.

     (d) INDIVIDUAL AGREEMENTS; REQUIRED PROVISIONS. Options granted under this Plan shall be evidenced by agreements in such form as the Board of Directors from time to time approves, which agreements shall substantially comply with and be subject to the terms of the Plan, including the conditions of this Section 5. Each individual agreement shall include, in addition to other terms and conditions as determined by the Board of Directors, the following: (i) the total number of shares subject to the option; (ii) the exercise price for the shares covered by the option; (iii) the time at which the option becomes exerciseable;
(iv) the scheduled expiration date of the option; (v) the vesting period(s) for such options; and (vi) the timing and conditions of issuance of any stock received upon exercise.

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     (e) PERIOD.  No option granted under the Plan shall be  exerciseable  for a period in excess of ten years from the date of its grant, subject to earlier termination as provided in this Plan and as may be set forth in the individual agreements evidencing the option. An option may be exercised in full or in part at any time or from time to time during the term thereof, or may provide for its exercise in stated installments at stated times during such term.

     (f) NON-TRANSFERABILITY OF OPTIONS. Each option granted under the Plan shall by its terms be non-transferable by the Participant other than by will or the laws of descent and distribution. An option may be exercised, during the lifetime of the Participant, only by the Participant. Notwithstanding the foregoing, the Board of Directors may permit a Participant to transfer an option or cause the Corporation to grant an option that would otherwise be granted to a Participant, to any one or more of the following: a Participant's descendant, spouse, descendant of a spouse, spouse of any of the foregoing, a trust established primarily for the benefit of any of the foregoing, or of such Participant, or to an entity which is a corporation, partnership, or limited liability company (or any other similar entity) the owners of which are primarily the aforementioned persons or trusts. Any such option so transferred or granted directly to the aforementioned persons, trust or entities in respect of a Participant shall be subject to the provisions of Section 5(g) concerning the exercisability during and after the Participant's service on the Board of Directors.

     (g) TERMINATION OF SERVICE. Except as otherwise provided herein, if a Participant voluntarily or involuntarily terminates service as an Outside Director, the Participant may, to the extent the option has vested on the date of termination, exercise any option held by such Participant, at any time within three (3) months after the date of such termination, but not after the expiration of the option. Any option not so exercised shall expire. Notwithstanding the foregoing:

          (i) if a Participant retires as an Outside Director on or after reaching age 65, the options shall vest upon such retirement and the Participant (or the personal representative of the Participant if the Participant has died) may exercise any or all of the Participant's unexercised, unexpired options, provided such exercise is within twelve
     (12) months after the date of the Participant's retirement but not after the expiration of the option;

          (ii) if a Participant's service as an Outside Director is terminated by reason of death, the options shall vest upon death and the personal representative of the Participant may exercise any or all of the Participant's unexercised, unexpired options, provided such exercise occurs within twelve (12) months of the date of the Participant's death but not after the expiration of the option; and

          (iii) if a Participant's service as an Outside Director is terminated by reason of Disability, the options shall vest upon such termination and the Participant (or the personal representative of the Participant if the Participant has died) may exercise any or all of the Participant's unexercised, unexpired options, provided such exercise is within twelve
     (12) months of the date of the Participant's termination of service but not after the expiration of the option.

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
     Notwithstanding the forgoing, if the services of any Participant shall be terminated because of the Participant's conviction of or plea bargain to a felony involving fraud, theft, embezzlement or the like, all unexercised options of such Participant shall lapse immediately and be unexerciseable on and after the date of termination of the Participant's service

     (h) NO FRACTIONAL SHARES. Options shall be granted and exerciseable only for whole shares; no fractional shares will be issuable upon exercise of any option granted under the Plan.

     (i) METHOD OF EXERCISING OPTION. Options be exercised by written notice to the Corporation, addressed to the Corporation at its principal place of business. Such notice shall state the election to exercise the option and the NUMBER of shares with respect to which it is being exercised, and shall be signed by the person exercising the option. Such notice shall be accompanied by payment in full of the exercise price for the number of shares being purchased. The exercise price is to be paid in full upon exercise of an option in one of the following manners:

          (1) Payment in cash;

          (2) Payment in shares of Common Stock having a Fair Market Value equal to the cash exercise price of the option being exercised; or

          (3) Payment by a combination of cash and shares of Common Stock such that the sum of the cash paid and the Fair Market Value of the shares of Common Stock equals the cash exercise price of the option being exercised.

Any shares of Common Stock tendered in payment must be either shares owned by the Participant and registered in the Participant's name and may not include shares of Common Stock acquired by the Participant through exercise of an option granted less than six months prior to the date of exercise of the option being exercised.

     (j) PROCEEDS FROM EXERCISE. The consideration received by the Corporation upon exercise of an option, if cash, is to be added to the general funds of the Corporation or, if shares of Common Stock, is to be added to the shares of the Common Stock held in treasury and used for the corporate purposes of the Corporation as the Board of Directors shall determine.

     (k) NO RIGHTS OF A STOCKHOLDER. A Participant shall have no rights as a stockholder with respect to shares covered by an option. No adjustment will be made for dividends with respect to an option for which the record date is prior to the date a stock certificate is issued upon exercise of an option. Upon exercise of an option, the holder of the shares of Common Stock so received shall have all rights of a stockholder of the Corporation as of the date of issuance.

     (l) COMPLIANCE WITH LAW. No shares of Corporation Common Stock shall be issued or transferred upon the exercise of any option unless and until the following occurs;

          (i) All legal requirements applicable to the issuance or transfer of such shares have been complied with; and

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          (ii)  All  requirements  of  any  national   securities   exchange  or
     association upon which the shares are listed, traded or quoted have been met, in each case to the satisfaction of the Board of Directors and free of any conditions unacceptable to the Board of Directors. The Board of Directors shall have the right to condition the issuance of any shares made to any Participant hereunder on such Participant's undertaking in writing (whether prior to or after the grant of the options) to comply with such restrictions on his or her subsequent disposition of such shares as the Board of Directors shall deem necessary or advisable as a result of any applicable law, regulation or official interpretation thereof, and a legend may be placed on the certificates representing such shares to reflect any such restriction.

6. CERTAIN ADJUSTMENTS.

     (a) CAPITAL ADJUSTMENTS. Except as limited by Section 422 of the Code, the aggregate number of shares of Common Stock subject to the Plan, the number of shares covered by outstanding options, and the price per share stated in such options shall be proportionately adjusted for any increase or decrease in the number of outstanding shares of Common Stock of the Corporation resulting from a subdivision or consolidation of shares or any other capital adjustment or the payment of a stock dividend or any other increase or decrease in the number of such shares effected without receipt by the Corporation of consideration therefor in money, services or property.

     (b) MERGERS, ETC. Except as limited by the provisions of Section 422 of the Code, if the Corporation is the surviving corporation in any merger or consolidation, any option granted under the Plan shall pertain to and apply to the securities to which a holder of the number of shares of Common Stock subject to the option would have been entitled. A dissolution or liquidation of the Corporation shall cause every option outstanding hereunder to vest and be fully exercisable on the date that the Corporation first announces publicly an intent or a plan (whichever is earlier announced) of dissolution or liquidation. A merger, consolidation or similar reorganization in which the Corporation is not the surviving corporation shall cause every option outstanding hereunder to terminate, unless specifically provided otherwise by the Board of Directors, but each holder shall have the right, for a period of not less than the 30 days immediately prior to a merger or consolidation in which the Corporation is not the surviving corporation, to exercise such option in whole or in part without regard to any vesting requirements or installment provisions contained in the option agreement.

7. CHANGE OF CONTROL ACCELERATION OF VESTING.

     In the event of a Change of Control (herein defined) shall occur, all options outstanding under this Plan shall thereupon become immediately exercisable in full, notwithstanding any other provision to the contrary herein, for each option's then remaining term.

     For purposes of this Plan, a "Change of Control" of the Corporation shall be deemed to occur if either: (A) after September 1, 1998, any person or entity, or any group of persons or entities becomes the "beneficial owner" (as defined in the Securities Exchange Act of 1934, as amended from time to time), directly or indirectly, of 35% or more of combined voting power of the Corporation's then outstanding securities; or (B) the occurrence within any thirty six month period during the term of this Plan and thereafter while any options granted under this

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Plan have not vested, of a change in the Board of Directors with the result that the Incumbent Members do not constitute a majority of the Board of Directors. "Incumbent Members" in respect of any thirty six-month period shall mean the members of the Board of Directors on the date immediately preceding the commencement of such thirty six-month period, provided that any person becoming a Director during such period whose election or nomination for election was supported by a majority of the Directors who, on the date of such election or nomination for election, comprised the Incumbent Members shall be considered one of the Incumbent Members in respect of such thirty six-month period.

8. DELIVERY OF STOCK; LEGENDS; REPRESENTATIONS.

     (a) LEGEND ON CERTIFICATES. SUBJECT to Section 7(c), all certificates representing shares of Common Stock issued upon exercise of options granted under the Plan shall be endorsed with a legend reading as follows:

     THE SHARES OF COMMON STOCK EVIDENCED BY THIS CERTIFICATE HAVE BEEN ISSUED TO THE REGISTERED OWNER IN RELIANCE UPON WRITTEN REPRESENTATIONS THAT THESE SHARES HAVE BEEN PURCHASED SOLELY FOR INVESTMENT. THESE SHARES MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED UNLESS IN THE OPINION OF THE CORPORATION AND ITS LEGAL COUNSEL SUCH SALE, TRANSFER OR ASSIGNMENT WILL NOT BE IN VIOLATION OF THE SECURITIES ACT OF 1933, AS AMENDED, AND THE RULES AND REGULATIONS THEREUNDER.

     (b) PRIVATE OFFERING FOR INVESTMENT ONLY. The options are and shall be made available only to Outside Directors who have knowledge of the Corporation's financial condition, management and its affairs. The Plan is not intended to provide additional capital for the Corporation, but to encourage stock ownership among the Outside Directors. By the act of accepting an option, each Participant agrees (i) that, if he or his successors exercise his option, he or his successors will purchase the subject shares solely for investment and not with any intention at such time to resell or redistribute those shares, and (ii) that he or his successors will confirm such intention by an appropriate certificate at the time the option is exercised. However, the neglect or failure to execute such a certificate shall not limit or negate the foregoing agreement.

     (c) REGISTRATION STATEMENT. If a Registration Statement covering the shares of Common Stock issuable upon exercise of options granted under the Plan is filed under the Securities Act of 1933, as amended, and is declared effective by the Securities and Exchange Commission, the provisions of Section 7(a) relating to endorsement of a restrictive legend and the provisions of Sections 7(b) relating to investment covenants shall terminate during the period that the Registration Statement, as periodically amended, remains effective.

9. TERM OF PLAN; EFFECT OF AMENDMENT OR TERMINATION.

     (a) TERM. This Plan shall continue in effect for a term of ten (10) years unless sooner terminated by the Board of Directors

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     (b) EFFECT OF  TERMINATION.  Any option,  outstanding at the termination of this Plan, shall continue in full force and effect in accordance with its terms and shall not be affected by the termination of THE Plan.

     (c) AMENDMENTS TO PLAN. The Board of Directors of the Corporation may, at any time prior to that date, terminate this Plan or make such modifications of the Plan as it may deem advisable; provided, however, that, if approval by stockholders of the Corporation of any amendment is required to comply with Rule 16b-3 or other applicable requirement, such amendment shall be subject to stockholder approval. Notwithstanding the foregoing, the Plan may not be amended more than once every six (6) months, other than to comply with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder; provided that the Board of Directors may not, without consent of the option holder, take any action which affects or impairs the rights of the holder of any option outstanding under the Plan, and further provided that, except as provided in Section 6, the Board of Directors may not, without the approval of the Corporation's stockholders, take any of the following actions:
(i) increase the aggregate number of shares of Common Stock subject to the Plan;
(ii) change the class of persons eligible to receive options; (iii) modify the period within which options may be granted; (iv) modify the period within which options may be exercised, the exercise price or the terms upon which options may be exercised; or (v) increase the material benefits accruing to participants under the Plan to the extent that stockholder approval is required by applicable law or regulation.

10. WITHHOLDING. The Corporation, at the time any distribution is made under this Plan, whether in cash or in shares of stock, may withhold from such payment any amount necessary to satisfy any federal and state income tax withholding requirements with respect to such distribution. Such withholding may be in cash or in shares of stock.

11. EFFECTIVENESS OF THE PLAN. This Plan will be effective upon adoption by the Board of Directors of the Corporation, subject, however, to its approval by the stockholders of the Corporation given within 12 months after the date the Plan is adopted by the Board of Directors, at a regular meeting of the stockholders or at a special meeting of the stockholders duly called and held for such purpose, or by written consent of the stockholders. Grants of options made prior to stockholder approval shall be subject to the obtaining of such approval and if such approval is not obtained as aforesaid, such grants shall not be effective for any purpose.

12. GOVERNING LAW. THIS PLAN AND ANY AND ALL STOCK OPTION AGREEMENTS EXECUTED IN CONNECTION WITH THIS PLAN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

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